UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

Designer Brands Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.          ☐

Item 1.01	Entry into a Material Agreement.

Term Loan Credit Facility

On August 7, 2020, Designer Brands Inc. (the “Company”) entered into a credit agreement (the “Term Loan Credit Agreement”) among the Company, as U.S. borrower, Designer Brands Canada Inc., as Canadian borrower (“DBI Canada” and, together with the Company, the “Borrowers”), certain of the Company’s domestic and Canadian subsidiaries as guarantors, the lenders party thereto, and Sixth Street Specialty Lending, Inc., as Administrative Agent and Lead Arranger. All capitalized terms used in this subsection and not otherwise defined in this subsection shall have the meanings given in in the Term Loan Credit Agreement.

The Term Loan Credit Agreement provides for a senior secured term loan in the aggregate principal amount of $250,000,000 (the “Term Loan”), consisting of a $225,000,000 borrowing by the Company and a $25,000,000 borrowing by DBI Canada. Proceeds of the Term Loan may be used (a) to refinance existing indebtedness and to pay fees and expense incurred in connection with such refinancing and the incurrence of the Term Loan and the ABL Credit Facility (as defined below), (b) to provide working capital to the Borrowers and (c) for general corporate purposes of the Borrowers.

The Term Loan is secured (subject to permitted liens and certain other exceptions) by a first priority lien on certain personal and real property of the Borrowers and the guarantors, including investment property and intellectual property (the “Term Loan Priority Collateral”), and by a second priority lien on certain other personal property of the Borrowers and the guarantors, including inventory (the “ABL Priority Collateral”).

Borrowings under the Term Loan Credit Agreement bear interest at the Company’s option at a rate equal to: (A) a base rate per annum equal to the greater of (i) 2.25%, (ii) the prime rate, (iii) the overnight bank funding rate plus 0.5% and (iv) the adjusted LIBO rate plus 1.0%, plus, in each instance, an applicable rate of 7.50%; or (B) an adjusted LIBO rate per annum (subject to a floor of 1.25%), adjusted for any statutory reserves, plus, in each instance an applicable rate of 8.50%.

The Term Loan Credit Agreement matures on August 7, 2025 (unless terminated earlier in accordance with the terms thereof), and requires compliance with conditions precedent that must be satisfied prior to any borrowing. The Term Loan Credit Agreement also contains various representations, warranties and covenants that the Company considers customary.

The Term Loan Credit Agreement requires the Company to (1) maintain a minimum Availability under the ABL Credit Facility (as described below) and (2) at any time liquidity is less than $150,000,000, maintain a minimum EBITDA of certain amounts set forth in the Term Loan Credit Agreement.  The Term Loan Credit Agreement also contains various information and reporting requirements, and provides for various customary fees to be paid by the Company.

The Term Loan Credit Agreement contains customary events of default, including without limitation events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other obligations. An event of default may cause the applicable interest rate and fees to increase by 2.0% until such event of default has been cured, waived, or amended.

The foregoing is intended only to be a summary of the Term Loan Credit Agreement and is qualified in its entirety by the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ABL Credit Facility

On August 7, 2020, the Company entered into a credit agreement (the “ABL Credit Agreement”) among the Company, as U.S. borrower, DBI Canada, as Canadian borrower, certain of the Company’s domestic and Canadian subsidiaries that may become borrowers thereunder, certain of the Company’s domestic and Canadian subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders (the “Agent”). All capitalized terms used in this subsection and not otherwise defined in this subsection shall have the meanings given in the ABL Credit Agreement.

The ABL Credit Agreement provides for an asset-based revolving credit facility in aggregate principal amount of up to $400,000,000 (subject to a borrowing base formula), which may be increased by an amount not to exceed $100,000,000 without the consent of lenders, subject to the conditions set forth in the ABL Credit Agreement (the “ABL Credit Facility”). The ABL Credit Agreement provides for swingline loans of up to $40,000,000 if drawn under the U.S. Borrowing Base and up to $2,000,000 if drawn under the Canadian Borrowing Base, and the issuance of standby or commercial letters of credit of up to $50,000,000. Proceeds of the loans under the ABL Credit Facility may be used (a) to refinance existing indebtedness and to pay fees and expense incurred in connection with such refinancing and the incurrence of the Term Loan and the ABL Credit Facility, (b) to provide working capital to the Borrowers and (c) for general corporate purposes of the Borrowers.

The ABL Credit Facility is secured (subject to permitted liens and certain other exceptions) by a first priority lien on the ABL Priority Collateral and a second priority lien on the Term Loan Priority Collateral.

Borrowings under the ABL Credit Agreement bear interest at the Company’s option at a rate equal to: (A) a base rate per annum equal to the greatest of (i) the prime rate, (ii) the overnight bank funding rate plus 0.5% and (iii) the adjusted LIBO rate plus 1.0% or (B) an adjusted LIBO rate per annum (subject to a floor of 0.75%), adjusted for any statutory reserves, plus, in each instance, an applicable rate to be determined based on average Availability at the time of borrowing.  At the time of closing, such applicable rate was 1.50% for base rate borrowings and 2.50% for LIBO rate borrowings.

The ABL Credit Agreement matures on August 7, 2025 (unless terminated earlier in accordance with the terms thereof), and requires compliance with conditions precedent that must be satisfied prior to any borrowing. The Credit Agreement also contains various representations, warranties and covenants that the Company considers customary for such facilities.

The ABL Credit Agreement requires the Company to maintain a minimum Availability of the greater of (a) $30,000,000 and (b) 10% of the Maximum Credit Amount. The ABL Credit Agreement also contains various information and reporting requirements, and provides for various customary fees to be paid by the Company.

The ABL Credit Agreement contains customary events of default, including, without limitation, events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the ABL Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other obligations. An event of default may cause the applicable interest rate and fees to increase by 2.0% until such event of default has been cured, waived, or amended.

The foregoing is intended only to be a summary of the ABL Credit Agreement and is qualified in its entirety by the ABL Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Existing Credit Facility

On August 7, 2020, upon execution of the Term Loan Credit Agreement and the ABL Credit Agreement, the Company refinanced the amounts under and terminated its existing credit agreement, dated August 25, 2017, as amended, with PNC Bank, National Association and other lenders party thereto as the lenders thereunder (the “Former Credit Agreement”). The Former Credit Agreement provided for a secured revolving credit facility of up to $400,000,000, with sub-limits for the issuance of letters of credit, swingline loan advances and certain foreign currency revolving loans and letters of credit. The Former Credit Agreement would have matured on August 25, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On August 7, 2020, the Company issued a press release discussing the above matters, which is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 7.01 and Exhibit 99.1 of this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1
Term Loan Credit Agreement, dated August 7, 2020, among Designer Brands Inc., as the lead borrower, Designer Brands Canada Inc., as the Canadian Borrower, certain of its domestic and Canadian subsidiaries as guarantors, the lenders party thereto, and Sixth Street Specialty Lending, Inc. as Administrative Agent and Lead Arranger.

10.2
ABL Credit Agreement, dated August 7, 2020, among Designer Brands Inc., as the lead borrower, Designer Brands Canada Inc., as a Canadian Borrower, certain of its domestic and Canadian subsidiaries that may become borrowers thereunder, the Company’s domestic and Canadian subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders.

99.1	Designer Brands Inc. Provides Business Update on Enhanced Financial Flexibility Measures
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.

		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	August 7, 2020